EXHIBIT 21


                              LIST OF SUBSIDIARIES

                                                              Jurisdiction
                                                                   of
                  Subsidiary                                  Organization
                  ----------                                  ------------
          1. Dan River Factory Stores, Inc..................  Georgia
          2. The Bibb Company LLC...........................  Delaware
          3. Dan River International Ltd....................  Virginia
          4. Dan River B.V..................................  The Netherlands
          5. Dan River de Mexico, S. de R.L. de C.V.........  Mexico
          6. Maquilas Pinnacle, S. de R.L. de C.V...........  Mexico
          7. Adercorp, S. de R.L. de C.V....................  Mexico